Exhibit 13.7
April 26, 2010

SM&R Investments, Inc.
on behalf of its series,
SM&R Growth Fund
SM&R Equity Income Fund
SM&R Balanced Fund
SM&R Government Bond Fund
SM&R Money Market Fund
2450 South Shore Boulevard
Suite 400
League City, Texas 77573

Re:           Certain Expense Limits Effective Until April 30, 2011

Ladies and Gentlemen:

Securities Management and Research, Inc. (“SM&R Fund Adviser”), the investment adviser to the SM&R Growth Fund, SM&R Equity Income Fund, SM&R Balanced Fund, SM&R Government Bond Fund, and SM&R Money Market Fund (each an “SM&R Fund” and, collectively, the “SM&R Funds), each a series of SM&R Investments, Inc., hereby agrees to the following expense limitations with respect to the SM&R Funds:

(1)
The SM&R Fund Adviser agrees to reimburse expenses incurred by the Class A Shares and Class B Shares of the SM&R Growth Fund to the extent that total annual fund operating expenses exceed 1.36% for the Class A Shares and 1.86% for the Class B Shares until April 30, 2011.  Prior to April 30, 2011, this agreement may only be terminated with the approval of the Board of Directors of the SM&R Funds.  Thereafter, unless the SM&R Fund Adviser agrees to extend the agreement, this agreement may be terminated by either the Board of Directors of the SM&R Funds or the SM&R Fund Adviser.

(2)
The SM&R Fund Adviser agrees to reimburse expenses incurred by the Class A Shares and Class B Shares of the SM&R Equity Income Fund to the extent that total annual fund operating expenses exceed 1.26% for the Class A Shares and 1.76% for the Class B Shares until April 30, 2011.  Prior to April 30, 2011, this agreement may only be terminated with the approval of the Board of Directors of the SM&R Funds.  Thereafter, unless the SM&R Fund Adviser agrees to extend the agreement, this agreement may be terminated by either the Board of Directors of the SM&R Funds or the SM&R Fund Adviser.

(3)
The SM&R Fund Adviser agrees to reimburse expenses incurred by the Class A Shares and Class B Shares of the SM&R Balanced Fund to the extent that total annual fund operating expenses exceed 1.30% for the Class A Shares and 1.80% for the Class B Shares until April 30, 2011.  Prior to April 30, 2011, this agreement may only be terminated with the approval of the Board of Directors of the SM&R Funds.  Thereafter, unless the SM&R Fund Adviser agrees to extend the agreement, this agreement may be terminated by either the Board of Directors of the SM&R Funds or the SM&R Fund Adviser.

(4)
The SM&R Fund Adviser agrees to reimburse expenses incurred by the Class A Shares, Class B Shares and Class T Shares of the SM&R Government Bond Fund to the extent that total annual fund operating expenses exceed 0.73% for the Class A Shares, 1.23% for the Class B Shares and 0.73% for the Class T Shares until April 30, 2011.  Prior to April 30, 2011, this agreement may only be terminated with the approval of the Board of Directors of the SM&R Funds.  Thereafter, unless the SM&R Fund Adviser agrees to extend the agreement, this agreement may be terminated by either the Board of the SM&R Funds or the SM&R Fund Adviser.

Sincerely,

SECURITIES MANAGEMENT AND RESEARCH, INC.

By:  /s/ Michael W. McCroskey
       Michael W. McCroskey, President